EXHIBIT 10.1
EXECUTION COPY

AGREEMENT (this “Agreement”) dated as of January 10, 2006, by and among DE AGOSTINI S.P.A., an Italian corporation (“DeA”), and GTECH HOLDINGS CORPORATION, a Delaware corporation (the “Company”).

WHEREAS pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Lottomatica S.p.A., an Italian corporation (“Guarantor”), Gold Holding Co., a Delaware corporation and direct, wholly owned subsidiary of Guarantor (“Parent”), Gold Acquisition Corp., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Acquisition Co”), and the Company, Acquisition Co will merge with and into the Company and the Company will become a wholly owned subsidiary of Parent (the “Merger”).

WHEREAS Guarantor proposes to effectuate the Rights Offering to finance a portion of the consideration payable in the Merger.

WHEREAS DeA is a shareholder of Guarantor.

WHEREAS in connection with the Merger and the Rights Offering, DeA desires to make certain agreements and representations for the benefit of the Company.

WHEREAS capitalized terms used but not defined herein have the meaning assigned to such terms in the Merger Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.01  DeA agrees for the benefit of the Company that DeA will vote, and will cause Nuova Tirrena S.p.A., an indirect subsidiary of DeA (“NT”), to vote, all of the equity interests in Guarantor held by DeA, directly or indirectly (excluding the 6,198,773 shares the subject of the swap agreement dated May 9, 2005, entered into between DeA and Mediobanca - Banca di Credito Finanziario S.p.A., as such swap arrangement may be extended), as of the date of this Agreement or subsequently acquired (the “Subject Shares”) in favor of the Rights Offering and any other matters to be voted upon at the Guarantor Stockholders Meeting in connection with the Merger, the Acquisition Financing or the transactions contemplated thereby and against any matters to be voted upon at such Guarantor Stockholders Meeting that would prevent or materially delay consummation of the transaction contemplated by the Merger Agreement or the Acquisition Financing.

Section 1.02  DeA agrees for the benefit of the Company that, pursuant to the Rights Offering, DeA (a) will, and will cause NT to, exercise the subscription rights that pertain to the Subject Shares, and accordingly shall subscribe for and purchase (directly or indirectly through NT) all equity interests in Guarantor as will be issuable pursuant to such subscription rights and (b) will not withdraw, and will cause NT not to withdraw, such exercises, subscriptions or purchases.

Section 1.03  DeA will not, directly or indirectly, (a) grant any proxies or powers of attorney with respect to the Subject Shares that would prevent or materially delay DeA from complying with its obligations under this Agreement or (b) during the time period from the date hereof until the consummation of the Rights Offering, sell, pledge or otherwise dispose of, or subject to any Lien, any Subject Shares.

Section 1.04  DeA represents and warrants to the Company that:

(a)  DeA has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under the Agreement. The execution and delivery by DeA of this Agreement and the performance by it of its obligations under the Agreement have been duly and validly authorized by all necessary corporate action on the part of DeA. DeA has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of DeA, enforceable against DeA in accordance with its terms.

(b)  DeA has or will have at the time of the Guarantor Shareholder Meeting the sole right to vote the Subject Shares. None of the Subject Shares will be subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares at the Guarantor Shareholders Meeting, except pursuant to this Agreement and as contemplated by the Pre-Underwriting Agreement.

Section 1.05  Sections 10.05, 10.06, 10.08, 10.10 and 10.11 of the Merger Agreement are hereby incorporated by reference and shall apply hereto, mutatis mutandis, as if set forth herein except that the term “Agreement” therein shall be deemed to refer to this Agreement and the term “Guarantor” therein shall be deemed to refer to DeA.

Section 1.06  It is a condition to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered by each of the parties thereto and be in full force and effect. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

Section 1.07  DeA (a) hereby appoints The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby which may be instituted in any Delaware court and (b) agrees that service of process upon such Authorized Agent shall be deemed in every respect effective service of process upon DeA in any such suit or proceeding. DeA hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as such agent for service of process, and DeA agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.

Section 1.08  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that DeA may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any affiliate of DeA, but no such assignment shall relieve DeA of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

Section 1.09  Notwithstanding any other provision of this Agreement other than the last sentence of this Section 1.09, DeA agrees that irreparable damage would occur, damages would be difficult to determine and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (or DeA threatens such a breach). It is accordingly agreed that in the event of a breach or threatened breach of this Agreement, the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which the Company is entitled at law or in equity. DeA irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by the Company. The Company acknowledges that if, and only if, Parent pays to the Company the Parent Termination Fee after a demand therefor by the Company, then such amount shall constitute the Company’s sole and exclusive remedy for the termination of this Agreement regardless of the circumstances giving rise to such termination, the Company shall have no further rights, directly or indirectly, against DeA or any of its affiliates, whether at law or equity, in contract, in tort or otherwise in respect of this Agreement and the Company shall not be able to assert any claim against DeA or its affiliates in respect of this Agreement.

Section 1.10  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to DeA, to

De Agostini S.p.A.
Via Giovanni da Verrazano 15
28100 Novara, Italy

Attention: General Counsel
Facsimile No: +39 321 424530

with copies to:

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019

Attention:  Morton A. Pierce, Esq.
    Jack S. Bodner, Esq.
Facsimile No: (212) 259-6333

(b)  if to the Company, to the addresses set forth in Section 10.02(b) of the Merger Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, DeA and the Company have duly executed this Agreement, each as of the date first written above.

DE AGOSTINI S.P.A.

by	/s/ Paolo Ceretti
Name: Paolo Ceretti
Title: General Manager

GTECH HOLDINGS CORPORATION

by	/s/ Robert M. Dewey, Jr.
Name: Robert M. Dewey, Jr.
Title: Chairman of the Board